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FOR IMMEDIATE RELEASE

FISKER NAMES DAVID KING AS CHIEF TECHNOLOGY OFFICER

- **King joined Fisker in 2021 and had been Senior Vice President, heading up global Body Engineering and leading Fisker Magic Works, the company's special vehicle division.**
- **He also oversaw the launch of the Fisker Ocean body program in Graz, Austria at Fisker's manufacturing facility.**
- **He has been leading the development of the Fisker Rōnin super GT convertible and the Force-E offroad package for the Ocean.**
- **He will assume his new role immediately, replacing Dr. Burkhard Huhnke, who is leaving the company for personal reasons.**
- **King will report to CEO Henrik Fisker and lead the company's engineering and software teams into the next phase of growth.**



LOS ANGELES (Nov. 3, 2023) – Fisker Inc. (NYSE: FSR) ("Fisker"), driven by a mission to create the world's most emotional and sustainable electric vehicles, today announced that David King has been promoted to Chief Technology Officer.

King will immediately assume his new role, replacing Dr. Burkhard Huhnke, who is leaving the company for personal reasons.

King joined Fisker in 2021 after three decades in the auto industry. As Fisker's SVP – Engineering, he previously headed up global Body Engineering, where he oversaw the development and launch of the Ocean body program in Graz, Austria at Fisker's manufacturing facility. King also supervised UK operations and led Fisker Magic Works, the company's special vehicle division. In this position, he has been leading the development of the Fisker Rōnin super GT convertible and the Force-E offroad package for the Fisker Ocean.

As CTO, he will report to Chairman and CEO Henrik Fisker and will lead Fisker's global engineering and software teams in the US, Europe, India, and China.

"David has made major contributions to our engineering innovations and has provided dynamic leadership as we have moved into volume production and deliveries of the Ocean SUV," Henrik Fisker said. "He will now bring his considerable experience to the task of leading the company into the next phase of its growth as we bring several new vehicles to market by 2025."

Fisker added, "We wish Burkhard well in his future endeavors and are grateful for his efforts."

About Fisker Inc.

California-based Fisker Inc. is revolutionizing the automotive industry by designing and developing individual mobility in alignment with nature. Passionately driven by a vision of a clean future for all, the company is on a mission to create the world's most sustainable and emotional electric vehicles. To learn more, visit Fiskerinc.com and enjoy exclusive content across Fisker's social media channels:
Facebook, Instagram, Twitter, YouTube, and LinkedIn.

Download the revolutionary new Fisker mobile app from the App Store or Google Play .

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Contact:

European Media:
Press.europe@fiskerinc.com

US Media
Fisker@GODRIVEN360.com

Customer service: Support@fiskerinc.com

Fisker Inc. Communications:

Matthew DeBord
Sr Director, Communications Strategy & Storytelling
mdebord@fiskerinc.com

Franziska Queling
Regional Head of Public Relations Europe
fqueling@fiskerinc.com

Investor Relations:
Frank Boroch, VP of Investor Relations
fboroch@fiskerinc.com

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the "safe harbor" provisions of the US Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "feel," "believes," expects," "estimates," "projects," "intends," "should," "is to be," or the negative of such terms, or other comparable terminology and include, among other things, the quotation of our CEO, the statements regarding the planned launch timing, pricing, delivery, production, and estimated range of the Fisker Ocean, the planned timing of the opening of Fisker facilities, the Company's future performance, expansion of operations, software updates, and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: Fisker's limited operating history; Fisker's ability to enter into additional manufacturing and other contracts with Magna or tier-one suppliers in order to execute on its business plan; the risk that OEM and supply partners do not meet agreed-upon timelines or experience capacity constraints; Fisker may experience significant delays in the design, manufacture, regulatory approval, launch and financing of its vehicles; Fisker's ability to execute its business model, including market acceptance of its planned products and services; Fisker's inability to retain key personnel and to hire additional personnel; competition in the electric vehicle market; Fisker's inability to develop a sales distribution network; and the ability to protect its intellectual property rights; and those factors discussed in Fisker's Annual Report on Form 10-K, under the heading "Risk Factors", filed with the Securities and Exchange Commission (the "SEC"), as supplemented by Quarterly Reports on Form 10-Q, and other reports and documents Fisker files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Fisker undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.